SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 17, 2002

(Date of earliest event reported)

FIBERSTARS, INC.

(Exact name of registrant as specified in its charter)

California	0-24230	94 3021850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44259 Nobel Drive, Fremont, California 94538

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (510) 490-0719

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                    Other Events.

On October 22, 2002, Fiberstars, Inc. (the “Company”) announced that its board of directors elected David M. Traversi to the board of directors.  Mr. Traversi will serve until the next annual meetings of stockholders or until his successor has been duly elected and qualified.  Attached hereto, and incorporated by reference herein, as Exhibit 99.1 is the press release dated October 22, 2002 announcing Mr. Traversi’s appointment.

Item 7.                    Financial Statements and Exhibits

(c)           Exhibits

99.1         Press release dated October 22, 2002 announcing the election of David M. Traversi to the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 2002.

FIBERSTARS, INC.

By	/s/ Robert A. Connors
Robert A. Connors
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated October 22, 2002 announcing the election of David M. Traversi to the board of directors.